Exhibit 99.1

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CORPORATE PARTICIPANTS

 Cathy Lyttle Worthington Industries Inc. - VP IR & Corp. Communications

 John McConnell Worthington Industries Inc. - Chairman, CEO

 Andy Rose Worthington Industries Inc. - VP, CFO

 Mark Russell Worthington Industries Inc. - President, COO

CONFERENCE CALL PARTICIPANTS

 Luke Folta Jefferies & Co. - Analyst

 Joe Krellich Longbow Research - Analyst

 Kevin Money Cleveland Research Co. - Analyst

 Richard Garchitorena Credit Suisse - Analyst

 Mark Parr KeyBanc Capital Markets - Analyst

 Michelle Applebaum Steel Market Intelligence - Analyst

 John Tumazos John Tumazos Very Independent Research LLC - Analyst

 PRESENTATION

Operator

 Good morning ladies and gentlemen, and welcome to the Worthington Industries first-quarter earnings results conference call.

All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I'd like to introduce now Ms. Cathy Lyttle, Vice President of corporate Communications And Investor Relations. You may begin.

 Cathy Lyttle - Worthington Industries Inc. - VP IR & Corp. Communications

 Thanks John. Good morning and welcome to our first-quarter earnings conference call.

Certain statements made on this call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Please refer to our first-quarter earnings release which we issued yesterday afternoon for more detail on those factors that could cause actual results to differ materially.

For anyone interested in listening to this call again, a replay will be made available on our Company website.

On the call presenting today are John McConnell, Chairman and Chief Executive Officer, Mark Russell, President and Chief Operating Officer, and Andy Rose, Vice President and Chief Financial Officer. We will begin with John McConnell's opening comments.

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 Thank you Cathy. Good morning, everybody, and thank you for joining us today.

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We had a very good first quarter producing solid year-over-year gains. All of our companies performed well, as you will hear in more detail in a minute from Andy Rose, our Chief Financial Officer, and Mark Russell, our recently appointed Chief Operating Officer and President. While this is Mark's first-time reporting to you on our operating performance, many of you have met with Mark while he was leading our very successful steel transformation. Those who have know his passion for excellence. Beyond Mark's new responsibilities, over the past year, we have a new President of Cylinders, Andy Billman, and a new President of our Steel Company, Geoff Gilmore. Combined with Andy Rose as our Chief Financial Officer, we have a team in place to run this Company well into the future. It's an exciting time here with passionate new leaders driving our performance.

I'll turn the call over now to Andy and Mark. Andy?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 Thank you John. Good morning. The Company's performance in the first quarter of fiscal 2013 was solid, aided by strong volume increases in Cylinders, steady performance from our Steel Company and solid earnings from our newly acquired Engineered Cabs business. Quarterly earnings per share were up 40% from the prior year. During the first quarter, inventory holding losses in Steel Processing lowered earnings by approximately $0.06 per share. In the prior-year period, inventory holding losses were $0.05 per share.

Volume growth was mixed in the first quarter. Cylinder volumes were very strong, up 47% for the quarter, driven by acquisitions and improvement in both our domestic and European cylinder businesses. Steel Processing volumes were down 1%, but after excluding volumes from the MISA Metals acquisition, most of which was wound down or sold during the past year, volumes were up 4%.

Equity income from our joint ventures during the quarter was down 8% over last year to $23 million driven by lower income at ClarkDietrich and Serviacero. All of our major joint ventures operated a profit during the quarter and we received dividends of $15 million.

Free cash flow for the quarter was $46 million, which benefited from a $15 million reduction in working capital. The Company invested $17 million in capital projects and distributed $8 million in dividends to shareholders. There were no repurchases of stock during the quarter, but we did invest $70 million to acquire Westerman shortly after quarter end on September 17.

Debt decreased by $74 million during the quarter. Our balance sheet remains strong. Following the closing of Westerman on September 17, we had total debt of $531 million and over $440 million in available debt capacity.

The macroeconomic and political outlook continues to be muddled and without a clear path to a stronger economy. That being said, we continue to drive performance via our transformation process, which is firmly embedded in the steel company, progressing well in the fourth plant in Cylinders and is now underway and our first Engineered Cabs plant.

To enhance organic growth, we have launched several new work streams to drive product development and innovation into our Cylinder business. We expect these initiatives will accelerate the growth of some of our existing branded retail products and will lead to new product introductions.

We are also adding to our family of businesses through systematic acquisition activity to drive us into new products and higher growth markets. Westerman is an excellent example of this type of activity, providing large storage and transportation tanks for the rapidly growing natural gas market as well as products for the nuclear, marine and industrial markets. So while the economy has been less than robust, we are working hard to accelerate growth and drive higher returns for our shareholders.

I will now pass the call to Mark Russell, who will discuss operations.

 Mark Russell - Worthington Industries Inc. - President, COO

 Thanks Andy. Since this is my first call, I want to talk for a minute about something I've been fired up about for a number of years, which is our transformation and centers of excellence. What we call transformation is based on data and the discipline of the scientific method. We sometimes call this science in a hurry or urgent science. The intent of this work across all of our businesses and the justification of our investment in our centers of excellence resources is not just incremental continuous improvement. We are looking for dramatic and sustainable increases in performance.

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We have seen substantial improvement in several areas over the last few years. But as in science, we learn from both failure and success. And our failures so far have taught us that sustainable transformation requires a cultural change. The culture we are talking about is where every person in the Company has metrics, metrics that are focused, aligned, stretched, and regularly reported for accountability. We've learned that when you measure people's performance, performance improves, and when performance is measured and reported for accountability against stretched goals on a date certain, the rate of improvement accelerates. This is what we call The Zone. When The Zone is cultural, by which we mean it becomes the working and life habit of a critical mass of the individuals on a team, then their results over time can be dramatically transformative. I'll keep you updated on this in future quarters.

The results of transformation in Steel Processing continue to show in the numbers. Overall reported volume and margins, as Andy said, for the quarter don't appear stronger than last year, but when adjusted for temporarily acquired MISA volume we had last year and inventory holding gains and losses, the picture is different. In fact, even unadjusted, direct volume for the quarter was actually up by 4% driven by continued strength in automotive which still accounts for about half of our shipments in the segment.

However, our non-automotive markets were flat at best and some are weaker. In all markets, including automotive, volume appeared to weaken as the quarter progressed. What we saw appears to align with today's revised government stats for the quarter.

Angus has just kicked off their transformation work, starting with our South Carolina facility. And we see significant opportunities for transformational improvements in this business as we move the process through the four Angus facilities.

All of our JVs are profitable, led by WAVE's continued outstanding performance. Our Serviacero JV commissioned Mexico's first independent pickling and processing operation during the quarter in Monterrey, and we look forward to continue aggressive expansion and growth of our Mexican business, which had already approximately doubled over the last four years.

Cylinders had an outstanding quarter and is rapidly gaining what I would call basic transformation traction. On top of that, they are leading the way as we add innovation to the scope of our transformation playbook. They have a pipeline of very exciting new products.

Alternative fuels is a market we are very excited about. It's by far our fastest growing business with attractive margins. Our alternative fuel revenues for the quarter of $19 million were up 179% over last year, and our plants in California, Poland, India, and Austria are actively involved in LPG and CNG for vehicles, and we are working hard to add liquefied natural gas to the product offering.

Our acquisition of Westerman, which is the clear leader in the separator and production tank market east of the Mississippi, takes us upstream in alternative fuels. Westerman should only accelerate our growth trend in this strategic and fast-growing market.

Back to John McConnell.

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 Thank you both. And while it was a solid quarter in which we continued to see year-over-year improvements, we clearly saw a general slowing across the Company throughout the period with the notable exception of Cylinders. For the sake of clarity, let me say that a different way. We are seeing a slowing in the rate of year-over-year growth, not year-over-year retraction. That said, looking forward, it remains very difficult to predict the direction of the economy, let alone the world. In the short-term, I believe the economy will remain suspended in what I just called a state of uncertainty until following the November elections.

Regardless of which way the economy goes and whether it's gradual or severe, we will continue to position Worthington for growth. We remain focused on growing both organically and through acquisitions. We remain focused on growth that meets our strategic criteria of expanding our margins while decreasing the volatility of our earnings.

At this point, we'll be happy to take any questions that you have.

 QUESTION AND ANSWER

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Operator

 (Operator Instructions). Luke Folta, Jefferies.

 Luke Folta - Jefferies & Co. - Analyst

 Good morning everybody. John, I think you may have just answered my question, but I wanted to talk about auto for a second. You noted some slowing in the press release, and auto was one of the included markets. It still seems like we have pretty good momentum on sales. Is this -- was there some sequential weakening within your auto shipments or order book, or is it more of a factor, as you said, of just slowing year-over-year growth?

 Mark Russell - Worthington Industries Inc. - President, COO

 Automotive is still the strongest market for us in Steel Processing, Luke. It's the only solid performer in that group. Everything else, as I said, was either flat or down. And it's not -- as John said, it's just the rate of slowing in the growth and impossible to tell at this point whether that's going to lead to a general slowdown in that market or whether that's just people being cautious because they see it going on all around them. I think that's all we can say about that.

 Luke Folta - Jefferies & Co. - Analyst

 Okay. But at this point, the only thing you're seeing is maybe more cautious inventory management, no actual decline in order levels?

 Mark Russell - Worthington Industries Inc. - President, COO

 I'd say right now nobody is adding inventory just for safety's sake right now. Everybody is sitting on the sideline to wait on that front.

 Luke Folta - Jefferies & Co. - Analyst

 Okay. And then just on the steel business, average selling prices were up in the first quarter, and we've seen spot prices decline kind of modestly starting in March and then through July. How do you expect the declines to kind of factor into your business? Was the increase in selling prices resulting from mix issue or is it timing? How should we think about that?

 Mark Russell - Worthington Industries Inc. - President, COO

 We are not sure is the short answer. Obviously, you know that steel pricing generally is in decline, so it's hard to see through the mix of steel pricing decline, what's happening more specifically at this point.

 Luke Folta - Jefferies & Co. - Analyst

 I just meant that some of your -- you have contracts that are tied to spot indices, and those spot indices have declined, and I understand a lot of them have a one quarter lag built in. I'm just trying to understand when you will feel the impact of the lower spot prices, or are you finding a way to kind of mitigate that or are you moving around it in some way?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 It's generally about a quarter lag. We have -- the easy way to think about our business is roughly a third, sometimes as high as 40% is quarterly contracts, another third is monthly contracts and the rest is spot. And depending on the timing of when those contracts reset and what prices do in there will flow -- that's what flows through our income statement. But generally speaking, a good proxy is a quarter.

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Mark Russell - Worthington Industries Inc. - President, COO

 Another thing I would point out there is that we do everything now that's not spot, everything we do is back to back. We don't take any price risk, and we have -- we run a balanced price risk position every day. So that mutes that affect.

 Luke Folta - Jefferies & Co. - Analyst

 Okay.

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 Back to your automotive question, I'll let Mark make sure that's correct but he you talked about unadjusted direct volumes are actually up 4%, automotive would be a good piece of pushing that up 4%.

 Mark Russell - Worthington Industries Inc. - President, COO

 In fact it was -- like I said, it was the only one that was up, so overall up 4%, automotive is up significantly more than that. So --

 Luke Folta - Jefferies & Co. - Analyst

 That make sense. And then just on the Westerman acquisition, it looks like an interesting deal. Are you able to give us any -- some sense of what the historical earnings or margins in that business were?

 Mark Russell - Worthington Industries Inc. - President, COO

 The margins in that business are very consistent with Cylinders overall margin. In fact, they are probably modestly above Cylinders average.

 Luke Folta - Jefferies & Co. - Analyst

 Okay. I don't know if you put it in the press release. Can you give us some sense of what the trailing 12 months revenues were, last year's revenues?

 Mark Russell - Worthington Industries Inc. - President, COO

 $70 million revenue.

 Luke Folta - Jefferies & Co. - Analyst

 Okay, all right. Then just lastly, on Angus, we are seeing some -- I think everyone understands there is some slowing in the mining space and equipment space going on. But can you talk to what the backlogs are doing in that business, and what your thoughts are as we move into next year?

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 I think you saw an announcement a couple days ago from Caterpillar saying exactly what you just said. Our backlogs are starting to decline somewhat. But we'll just have to watch that business and see where it goes.

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The most important thing we have underlying that is we have launched the transformation work in force, as Mark mentioned. And one of the first exercises we took on, we increased some throughput by 70%. So as he said, there's some good things we can do down through their locations to help them get better and if it slows down some, they will still be performing better than they would have by a fair amount.

Luke Folta - Jefferies & Co. - Analyst

 Okay. And any effort to diversify the business there at all? Is there new accounts that you're close to breaking into or --?

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 I can't speak to new accounts, I can tell you we look at adjacencies of product all the time and started that process. That's part of the transformation work stream. So, we are looking for ways to push their product envelope and certainly I think they are looking for new customers over time due to prospect.

 Mark Russell - Worthington Industries Inc. - President, COO

 I'd add to that we are also looking in geographies for them. They're a North American business and we are looking at additional geographies around the globe.

 Luke Folta - Jefferies & Co. - Analyst

 Thanks. Everybody, thank you very much and congrats on the continued processes.

Operator

 [Joe Krellich], Longbow Research.

 Joe Krellich - Longbow Research - Analyst

 Good morning everyone. First question on the Cylinders business. Could you talk a little bit about what you're seeing in terms of pricing? We saw things pull back quite a bit on a year-over-year and quarter-over-quarter basis. Is that primarily just a reflection of like a lower value mix from some of the recent acquisitions?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 Are you talking average selling price per unit?

 Joe Krellich - Longbow Research - Analyst

 Yes, average selling, yes.

 Andy Rose - Worthington Industries Inc. - VP, CFO

 The problem with that metric is we have certain product lines that -- I'll give you an example. In a 16-ounce camping cylinder, we sell tens of millions of those a year. So, if we have a big quarter there -- and they are at a very low price point -- so a big quarter there will skew that number pretty substantially. And then we have some very high-margin businesses that are very low volume, like in alternative fuels. So using that metric is not a great barometer for kind of business activity in the Cylinder business.

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 Mark Russell - Worthington Industries Inc. - President, COO

 It is really tough. You're talking just a few buck for the -- at the bottom end and you're talking a lot of money for the CNG cylinder that goes in the Honda Civic, for example.

 Joe Krellich - Longbow Research - Analyst

 Sure, okay. That makes sense. Then secondly, in terms of Engineered Cabs saw fairly stable sales on a quarterly run rate basis, but in terms of the margins, pulled back just a little bit. I'm wondering if this is kind of an appropriate run rate to use moving forward, kind of just looking for your expectations for the remainder of '13 here.

 Andy Rose - Worthington Industries Inc. - VP, CFO

 I would suggest that this quarter in terms of the margins is a pretty good proxy for what we expect the business to do. Last quarter was high. There were a couple of reasons for that. But I think, at the end of the day, as I look out, I think this quarter is probably a pretty good proxy.

Operator

 Kevin Money, Cleveland Research.

 Kevin Money - Cleveland Research Co. - Analyst

 Good morning. I was wondering if you could give any color to the competitive landscape. I was wondering. In terms of the smaller mom and pops in the steel business, is there any chance to take a share there with the volatility of steel prices going forward?

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 The only way I can answer that is we really concentrate on the higher value-added space. We are always looking for new business, not necessarily targeting any particular group of competitors, but looking for where we can profitably grow the business. So, I'm sure that, as an outcome of that, some volume may come from that source, but, again, we don't specifically target it. We're just after increasing our business in the most profitable ways and areas imaginable.

 Mark Russell - Worthington Industries Inc. - President, COO

 I would just add to that that one of the advantages we have against the competition and processing is, for customers who need a fixed price, we have the ability to offer that with some creativity. I don't think anybody is better than us at that, and there's only a few of us who are able to do that. And that does give us a selling advantage against some of the players in the market that don't have that ability. And the only thing they can do is just by a bunch of inventory and hold it.

 Kevin Money - Cleveland Research Co. - Analyst

 Great. And just a last question, I was wondering if you could provide some more color on the construction businesses you're in, particularly in WAVE, the Metal Framing, just kind of what are customers saying and how's the landscape there?

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 Things are I think pretty much as you would read. they remain kind of stuck, not moving up much at this point. You saw the ABI move up a little bit. It has done that before and retracted; it has moved up slightly. But I would say the business is still at fairly low levels, so that is all upside in the future at some point when that market does start to rebound.

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 Kevin Money - Cleveland Research Co. - Analyst

Great, thanks guys.

Operator

 Richard Garchitorena, Credit Suisse.

 Richard Garchitorena - Credit Suisse - Analyst

 Thanks, good morning guys. Just one thing I wanted to touch on, on the steel industry in general, obviously you've seen steel prices come back. Can you talk a little bit about leadtimes from the mills, where they are today versus a month ago?

 Mark Russell - Worthington Industries Inc. - President, COO

 They're extremely short at the moment because demand is not very strong right now. So there it varies by which mill you're talking about obviously all the time, but they are very short at the moment. I can tell you that.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay, so a couple of weeks I guess is probably fair to say?

 Mark Russell - Worthington Industries Inc. - President, COO

 Processing time only, unless you're asking for something special.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay. Great, thanks. And then just looking at the business in general, Pressure Cylinders, the Westerman acquisition, how should we think about volumes I guess trying to just work on modeling going forward?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 In terms of what types of volumes are they producing?

 Richard Garchitorena - Credit Suisse - Analyst

 Yes.

 Andy Rose - Worthington Industries Inc. - VP, CFO

 They're a large tank business. So the volume numbers I can't give you an exact number right now but they are going to be low relative to the numbers that are in there already.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay. So then the margins you already talked about a little earlier. Okay.

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Then I guess on the Engineering Cabs, you talked a little bit already in terms of where you expect margins to remaining going forward. But I guess, in terms of leadtimes, how long is your order book I guess on the Engineering Cabs business?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 Relatively short. We sort of produce these cabs for the OEM manufacturers as part of their just-in-time process. So they are sending us POs as they need cabs, and we sort of make to order. So, the leadtime is not very long.

 Mark Russell - Worthington Industries Inc. - President, COO

 One of our selling points there is our flexibility, so they move those around very quickly, as John mentioned. If you look at that Caterpillar release, that tells you what our largest customer is doing at the moment.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay. Great, thanks for that. Last question, just overall, the transformation plan, you said you've been working to get that to the Cylinders business. How should we think about the potential benefits over the next 6 to 12 months for that as well as working it through the Engineering Cabs as well?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 We are in the fourth plant in cylinders, I think we have 14 or 15 plants now, 10 domestically and five internationally. We are in the early innings of realizing the benefits in that business, but I will tell you, you heard in Mark's comments, the Cylinders team is very engaged and we see a lot of good work happening. So, I would expect -- they're starting to trickle in in terms of the benefits that we will see. But as it happened in Steel, this process is sort of a multi-your process in terms of getting it fully implemented and starting to realize the full benefit.

 Mark Russell - Worthington Industries Inc. - President, COO

 Richard, I will say that, when we first started in Cylinders, we thought maybe the upside there was less than in Steel because it's such a well-run company. But I am changing my mind on that. I think there is plenty of upside in Cylinders as well.

 Richard Garchitorena - Credit Suisse - Analyst

 That's good to hear. And good luck.

Operator

 Mark Parr, KeyBanc.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Thanks very much. Good morning guys. I was wondering, Mark or John, if could you just give us an update on CapEx needs and growth projects for '13 and '14, and maybe highlight a few of the most important projects in each one of your reporting segments?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 This is Andy. Because you've picked them, I'm going to answer the question.

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  Mark Parr - KeyBanc Capital Markets - Analyst

 I must really be getting old. I can't even pick the right guy to ask the question to.

 Andy Rose - Worthington Industries Inc. - VP, CFO

 Anyway, I'm kind of tight with the money, so I know a lot about this question. The answer is CapEx for the year right now is forecast somewhere between $60 million and $65 million, which is a higher number than we've had over the past several years. The main reason is that we've increased our growth CapEx. And just a couple of areas as an example, in Cylinders, we are investing a fair amount of money to expand capacity in our alternative fuels business. We're also spending some money to generate some efficiencies from some of the acquisitions that we have done, so we have done a little bit of plant consolidation there.

On the Steel Processing side, we are actually making some investments to expand some capabilities so that we can produce much of the Angus or the Engineered Cabs volume. So they buy about 25,000 tons of flat rolled a year and we've like to supply as much of that as we can. So we are adding some capabilities there that will enable us to bring that business in-house and capture that margin.

  Mark Parr - KeyBanc Capital Markets - Analyst

 Is that like -- are you putting in a stamping line, or --

  Mark Russell - Worthington Industries Inc. - President, COO

 No, what he's talking about is laser cutting. We don't have any laser -- we haven't had laser cutting, but we do now. We are adding that. There's obviously a fair amount of capital being spent in the JVs that you don't see directly. I mentioned the new facility in Monterrey which we've now much more than doubled so we've put a lot of money into Mexico in the last couple or three years. And WAVE also is in the process of expanding on that basis as well internationally.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Can you tell us what the increase in the Pressure Cylinders capacity is going to look like when you finish with these projects?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 Meaning how much capacity have we added?

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes. How much do you intend to add? I mean can you give a revenue number on it, or how much do you plan on spending on Cylinders expansion?

 Andy Rose - Worthington Industries Inc. - VP, CFO

 I think in Cylinders it's probably around $18 million or $20 million of the total. You really have to look at it on a product line by product line basis. So as an example, you heard in Mark's comments alternative fuel revenue was up almost 200%. That market is growing very quickly. We have several plants that produce various products, but we have some constraints in at least one of those plants and we're also bringing on some new lines over in Poland, the acquisition we made there. So it's really investment in -- but I don't have a good answer for you just in terms of what that translates into revenue.

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  Mark Russell - Worthington Industries Inc. - President, COO

 I don't think you can put that in your model but we are going to be spending some money there. We're working on a cryogenic product -- products, and we will be spending some money there, but it's too early to put it in the model.

  Mark Parr - KeyBanc Capital Markets - Analyst

 Thanks for the update on the growth initiatives and good luck in the November quarter. It's going to be fun.

 Mark Russell - Worthington Industries Inc. - President, COO

 Thank you.

 Operator

 Michelle Applebaum, Steel Market Intelligence.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Hi. Good morning. Nice quarter guys. Automotive -- I don't think any of us liked hearing that. And appreciate that you're giving us an early read. I'm just hoping that it's overly cautious. Is there any chance that the automotive demand that you're seeing less growth is timing? Maybe they are seeing all the collapse in the iron ore price, and the decline in scrap prices, so they're pushing off purchasing like everybody else. Is that possible?

 Mark Russell - Worthington Industries Inc. - President, COO

 Don't misinterpret what we are saying. We are not saying automotive is necessarily slowing down. What we see so far could just be inventory adjustment or people being cautious.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 That's what I'm asking.

 Mark Russell - Worthington Industries Inc. - President, COO

 Yes.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 So I'm asking is it possible that they were just responding to the headlines on raw material prices? Because so many buyers right now are putting off buying steel because they see -- the mills have trained people to think that raw material prices drive steel prices so you see 24% decline in August, iron ore price. So, that could be inventory adjustment.

 Mark Russell - Worthington Industries Inc. - President, COO

 I think that's a plausible possible explanation, and you watch so many darn things that your opinion on that is probably better than ours.

Michelle Applebaum - Steel Market Intelligence - Analyst

 No, no, no, no. Okay. Any other things why they might be adjusting inventory?

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John McConnell - Worthington Industries Inc. - Chairman, CEO

 Not that I can think of.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. Second question. You talked a little bit about some of your global projects last quarter and slowing and some delays in some of that stuff. Just wondering where some of those things stood.

John McConnell - Worthington Industries Inc. - Chairman, CEO

 If you help us with more specific --

 Mark Russell - Worthington Industries Inc. - President, COO

 The global group.

John McConnell - Worthington Industries Inc. - Chairman, CEO

 Oh, the global group, I'm sorry.

Michelle Applebaum - Steel Market Intelligence - Analyst

 The global group, sorry.

Mark Russell - Worthington Industries Inc. - President, COO

 I can hit that real quick.

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 Yep.

Mark Russell - Worthington Industries Inc. - President, COO

 The China joint venture is moving slower than expected. They're having all kinds of problems which based on previous experience in China is actually -- was my expectation. But -- and the work in Africa, the project that we have going on in central Africa right now is actually a construction of single-family homes now. There's a large development that we're working on there. And that is still in early stages. I don't know what we have in terms of update.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. And then I'm sorry, I laughed about China, but I think low expectations, and you guys get a lot of credit for even trying to do something there. Then forgive me if you addressed this, but the Cabs business. I would swear that I thought you said the margins in the May quarter would be representative of what you would be doing in the future, but then it was lower this quarter. So, I was wondering if I just misunderstood that.

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Mark Russell - Worthington Industries Inc. - President, COO

 No. Michelle, what we are saying is that the gross margins would probably be consistent with what we expect going forward. Those are contractual. What we are -- I think we are seeing and what we're saying is that's not a high unit volume business. And if the volume falls there, then the unit cost goes up. So that's what you would be seeing there. If the volume falls, then the unit costs will go up and the net margins will shrink.

Michelle Applebaum - Steel Market Intelligence - Analyst

 But I was referring specifically to -- and I didn't hear anybody else ask this, so if they did and I missed it, I apologize. You know my issues with ADD here sometimes. So last quarter, you guys said that the margins in that business would be representative of future margins in that business and the margins this quarter were lower. So are you saying that your revenue was lower than what you expected at the time of the conference call in June?

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 We are saying the volumes were softer than we anticipated on the last conference call.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay, and that hit the margins.

John McConnell - Worthington Industries Inc. - Chairman, CEO

 Yes.

Mark Russell - Worthington Industries Inc. - President, COO

 We are also saying that relationship will continue as the volumes get softer.

Michelle Applebaum - Steel Market Intelligence - Analyst

 That's not terrific. Okay. And you expect the volumes to get softer?

 Mark Russell - Worthington Industries Inc. - President, COO

 We are saying that Caterpillar is our largest customer and you saw what they released.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay, okay, all right. Even I can put that together. Okay, thanks. Listen, I appreciate all the candor, and as always, you guys rock. Thanks.

 John McConnell - Worthington Industries Inc. - Chairman, CEO

 Thank you very much. The only thing I would throw in there, and we just launched transformation we talked about probably enough already with the Engineered Cabs business. But we expect over time to improve their cost position from where it stands today as well as the other things that are moving around there. So just a reminder on that.

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 Mark Russell - Worthington Industries Inc. - President, COO

 Just some color on that, I think the transformation results we saw in Steel, like I said, we were expecting less dramatic results out of Cylinders, but now I'm starting to see that a little bit differently. But we do see dramatic upside, significant upside I'd say, in Angus. They have a lot of opportunity for improvement.

 Operator

 (Operator Instructions). John Tumazos, John Tumazos Very Independent Research.

John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 I have two questions and a comment. First, could you elaborate on your comments concerning poor steel demand? Is it a situation where the US economy is pausing alone, or is there a combination of higher import penetration because US prices are significantly higher than overseas prices? $150 a ton or some number like that?

  Mark Russell - Worthington Industries Inc. - President, COO

 You're much more expert than we are on the dynamic here globally probably, but I think more than the actual imports coming, I think the threat. And with China slowing down, that's the huge -- that's the 800 pound gorilla in the market. And with them slowing -- with that growth slowing and the threat of that I think is a very strong discipline on pricing.

John McConnell - Worthington Industries Inc. - Chairman, CEO

 I think as we were talking about just a couple of callers ago, that everybody is in a bit of a cautious mode at the moment and there are some expectation that steel prices will fall, and I think some people are putting off current purchasing. So there could be a bit of backlog building up and we'll see which way things go here.

  Mark Russell - Worthington Industries Inc. - President, COO

 Scrap is certainly declining, and as you know, that pulls the foundation down.

John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 Second question. Thank you for the $0.01 quarterly dividend increase to $0.52.

  John McConnell - Worthington Industries Inc. - Chairman, CEO

 You're welcome.

John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 Could you tell us why the increase was $0.52? The $0.49 earnings in the seasonally soft August quarter is great. Is your target dividend payout under one-fourth? Are you concerned about all these macro uncertainties and funny things we read about in the paper that may not apply to your specific businesses?

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  John McConnell - Worthington Industries Inc. - Chairman, CEO

 And I think you're giving us more credit for deep thought. We do have a range that we like to dividend in. We're probably slightly below it at the moment, but not much, not appreciably. Our main goals here are to make sure we are in a position to continue to increase the dividend over time. We are being cautious on the amount we are raising it for any economic reasons other than that bottom line. We want to take small steps back and make sure we continue to increase. I think that's an important part of our future with the stock and with our shareholders, and that really is as simple as it was.

John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 John, I know a lot of companies did things in 2009 when they got scared. Some of them issued stock at terrible low prices and did irreparable damage, where you got a little nervous and cut the dividend from $0.68 to $0.40. And you're working it back up slow. Is it unreasonable to think the business is better now than it was in 2008? Not the economy, but WOR, Worthington, your business, because you guys are smart and run it good and that the $0.68 dividend could be surpassed just around the corner?

  John McConnell - Worthington Industries Inc. - Chairman, CEO

 Albeit for the smart comment, I won't take that one on. But the answer to your question is I think we are a significantly better company. I don't even think it's close when you look at where the steel company is today versus where it was with -- look at the leadership that here the environment that George Stoe helped me create that these guys all blossomed in. It's remarkable, the difference. So -- and how that impacts -- and it won't always probably be just a $0.01 increase, there might be some where we increase it a little more. But I don't think $0.68 is just around the corner, depending on how you define that. But we are going to keep moving it up as long as we feel we have the ability to pay it on a sustained basis.

John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 I just wanted to offer a comment concerning the business outlook for the Cab business. There is a controversy in the mining business about capital spending being too much, too high, too wasteful. Barrick Gold and Kinross Gold fired their CEOs, Gold Corp. and Agnico-Eagle's COOs are departed. And I was an investor in a company that hired the head of project management and the head of metallurgy of a $25 billion mining company, and they are gone. And the shareholders fired the management and are running the company themselves. There's four small mining companies where this year have kicked out the management. And these -- the concern is whether these capital budgets are outright fraudulent, not just wasteful. And Caterpillar and your customers don't know how much their customers are going to cut back capital spending. So you should plan that business cautiously.

  John McConnell - Worthington Industries Inc. - Chairman, CEO

 Thank you for your comments.

John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 Thank you.

 Operator

 To the presenters, no further questions in queue.

John McConnell - Worthington Industries Inc. - Chairman, CEO

 Thank you very much again for joining us. I can't emphasize enough when we talk about -- we are not -- we don't have a great deal of clarity on where the economy is going. We are also not saying that everything is horrible out there. We are saying we have some reason to be cautious. Personally, I think things are going to continue to go on pretty much as they have been with small incremental gains on a year-over-year basis, both in the economy and in this company, to take advantage of that. So we are prepared for whatever comes down the pike but our expectation is things will remain pretty darn good.

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Again, we have a great team of people here who drive things. We have a lot of enthusiasm and energy in the Company and we're going to continue to drive things forward and a lot of really good things that we are focused on here.

So, I hope all of you are able to make it to our Chicago Investor Day on Tuesday, October 9, and we look forward to give you another update as to the state of the Company and where we are headed at that time. Thanks for joining us.

 Operator

 Ladies and gentlemen, this conference is available for replay. It starts today at 12.30 P.M. Eastern, will last until October 4 at midnight. You may access the replay at any time by dialing 800-475-6701, or 320-365-3844. The access code is 259283. Those numbers again, 800-475-6701 or 320-365-3844, the access code 259283. That does conclude your conference for today. Thank you for your participation. You may now disconnect.

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